EXHIBIT 99.3<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

CITIGROUP INC.
GBP 250,000,000 5.50% Notes due November 2015
under the
Euro Medium Term Note Programme

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	British Pounds Sterling ("GBP")
3.	Aggregate Nominal Amount of Series:	GBP 250,000,000
4.	Issue Price:	99.597% of the Aggregate Nominal Amount
5.	Specified Denominations:	GBP 1,000, GBP 10,000 and GBP 100,000
6.	Issue Date:	18 November 2003
7.	Maturity Date:	18 November 2015
8.	Interest Basis:	Fixed Rate
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Luxembourg Stock Exchange
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Fixed Rate Note Provisions	Applicable
	(i) Rate of Interest:	5.50% per annum payable annually in arrears
	(ii) Interest Payment Dates:	18 November in each year
	(iii) Fixed Coupon Amounts:	GBP 55 per Note of GBP 1,000 in Nominal Amount; GBP 550 per Note of GBP 10,000 in Nominal Amount and GBP 5,500 per Note of GBP 100,000 in Nominal Amount
	(iv) Day Count Fraction:	Actual/Actual
	(v) Business Day:	London
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount	Par
14.	Early Redemption Amount	Par, payable on redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes
16.	Redenomination, renominalisation and reconventioning provisions:	Not Applicable
DISTRIBUTION
17.	TEFRA:	The D Rules are applicable
OPERATIONAL INFORMATION
18.	ISIN Code:	XS0180008905
19.	Common Code:	018000890